                                                                    EXHIBIT 10.2

================================================================================

                          INSITUFORM TECHNOLOGIES, INC.

                       -----------------------------------

                                FOURTH AMENDMENT
                           Dated as of March 12, 2004

                                       to

                            NOTE PURCHASE AGREEMENTS
                          Dated as of February 14, 1997

                       -----------------------------------

                    Re: $110,000,000 Senior Notes, Series A,
                              Due February 14, 2007

================================================================================

                   FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT

         THIS FOURTH AMENDMENT dated as of March 12, 2004 (the or this "Fourth Amendment") to the Note Purchase Agreements dated as of February 14, 1997, is between INSITUFORM TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and each of the institutions which is a signatory to this Fourth Amendment (collectively, the "Noteholders").

                                    RECITALS:

         A. The Company has entered into separate and several Note Purchase Agreements dated as of February 14, 1997 with the institutional investors named in each Note Purchase Agreement (as heretofore amended, the "Note Agreements"), pursuant to which the Company has issued its 7.88% Senior Notes, Series A, due February 14, 2007, in the aggregate principal amount of $110,000,000 (the "Notes").

         B. The Company and the Noteholders now desire to amend the Note Agreements and the Notes in the respects, but only in the respects, hereinafter set forth in order to reflect certain agreements between the Company and the Noteholders.

         C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreements unless herein defined or the context shall otherwise require.

         D. All requirements of law have been fully complied with and all other acts and things necessary to make this Fourth Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

         NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Fourth Amendment set forth in
Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1. AMENDMENTS TO NOTE AGREEMENTS AND THE NOTES.

         Section 1.1. Amendment to Interest Rate on the Series A Notes. (a) Upon the Effective Date (as defined in Section 3.1 of this Fourth Amendment), the rate of interest payable on each outstanding Note shall be changed from 7.88% per annum to the Applicable Rate. As used in the Note Agreements and the Notes "Applicable Rate" shall mean (i) 8.63% per annum from and after the Effective Date to and including March 31, 2005, (ii) 8.38% per annum from and after April 1, 2005 to and including March 31, 2006, and (iii) 7.88% per annum from and after April 1, 2006 to maturity.

         (b) From and after the Effective Date, (i) each reference to "7.88%" in the Note Agreements shall be deleted (except as used in the term "Applicable Rate"), and (ii) the form of Note attached as Exhibit 1 to the Note Agreements, shall be and is hereby amended in its entirety to read as set forth in Exhibit 1 to this Fourth Amendment.

         Section 1.2. Amendment to Section 9. (Additional Financial Covenants).
Section 9 of the Note Agreements shall be and is hereby amended by the addition of a new Section 9.9 which shall read as follows:

                           Section 9.9. Additional Covenants. If the Bank Credit
                  Agreement is amended, replaced or renewed after the Effective Date to and including the Transition Date in a manner which makes the financial covenants set forth therein more restrictive on the Company and its Subsidiaries than the financial covenants contained in Section 10 of this Agreement or to add additional financial covenants or to make the existing Bank Credit Agreement covenants more restrictive than the financial covenants in the Bank Credit Agreement on the Effective Date, then such more restrictive financial covenants and any related definitions (the "Additional Financial Covenants") shall automatically be deemed to be incorporated into Section 7.2(a) and Section 10 of this Agreement by reference and Section 11(c) shall be deemed to be amended to include such Additional Financial Covenants from the time such Additional Financial Covenants become binding upon the Company until the Transition Date. No amendment or modification of the Additional Financial Covenants shall result in any change in the covenants expressly set forth in Section 10 which shall at all times remain in effect. Promptly but in no event more than 5 Business Days following the execution of any new Bank Credit Agreement, or any amendment to the Bank Credit Agreement, the Company shall furnish each holder of the Notes with a copy of such agreement. In no event shall the Company or any Subsidiary provide any collateral or other security to secure Indebtedness under the Bank Credit Agreement on or prior to the Transition Date.

         Section 1.3. Amendment to Section 10.2 (Fixed Charges Coverage Ratio).
Section 10.2 of the Note Agreements shall be and is hereby amended in its entirety to read as follows:

                           "Section 10.2. Fixed Charges Coverage Ratio. The
                  Company will as at the end of each fiscal quarter keep and maintain the ratio of Consolidated Cash Flow Available for Fixed Charges for the four consecutive fiscal quarter period ending at such date to Consolidated Fixed Charges for such four consecutive fiscal quarter period at not less than 2.00 to 1 for the fiscal quarters ended on or prior to September 30, 2003, 1.25 to 1 for the fiscal quarters ended December 31, 2003, and March 31 2004, 1.20 to 1 for the fiscal quarters ending June 30, 2004 and September 30, 2004 and 1.7 to 1 for the fiscal quarters ending December 31, 2004 and March 31, 2005 and 2.50 to 1 for each quarter ending thereafter."

         Section 1.4. Amendment to Section 10.4 (Priority Debt). Section 10.4 of the Note Agreements shall be and is hereby amended in its entirety to read as follows:

                           "Section 10.4. Priority Debt. The Company will not,
                  and will not permit any Subsidiary to create, issue, assume, guarantee or otherwise incur or in any manner become liable in respect of any Priority Debt unless at the time of creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof: (a) no Specified Default or Event of Default would exist and (b) the aggregate amount of all Priority Debt would not exceed $10,000,000 on or prior to the Transition Date and 10% of Consolidated Adjusted Net Worth thereafter determined as of the end of the immediately preceding fiscal quarter. In addition from and after the Effective Date to and including the Transition Date, no Priority Debt shall be incurred except by foreign Subsidiaries of the Company under agreements for which the Company shall have no liability except pursuant to an unsecured Guaranty of such Subsidiary obligation.

                           Any Person which becomes a Subsidiary after the date
                  of this Agreement, shall, for all purposes of this SECTION 10.4, be deemed to have created, issued, assumed, guaranteed or incurred, at the time it becomes a Subsidiary, all Priority Debt of such Person existing immediately after it becomes a Subsidiary."

         Section 1.5. Amendment to Section 10.6 (Restricted Payments). Section
10.6 of the Note Agreements shall be and is hereby amended in its entirety to read as follows:

                           "Section 10.6. Restricted Payments. From and after
                  the Effective Date to and including the Transition Date, the Company will not:

                           (1) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of common stock of the Company),

                           (2) directly or indirectly, or through any Subsidiary or through any Affiliate of the Company, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net cash proceeds to the Company from the substantially concurrent issue or sale of shares of common stock of the Company or warrants, rights or options to purchase or acquire any shares of its common stock), or

                           (3) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock.

                           After the Transition Date, the Company will not make
                  such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options and all such other payments or distributions ("Restricted Payments") if: (i) immediately prior to the making of any Restricted Payment, a Specified Default or Event of Default exists, (ii) immediately after giving effect to the making of any Restricted Payment, a Specified Default or Event of Default would exist, and (iii) immediately after giving effect to the making of any Restricted Payment, the Company could not incur at least $1.00 of additional Indebtedness pursuant to SECTION 10.3."

         Section 1.6. Amendment to Section 10. Section 10 of the Note Agreements shall be and is hereby amended by the addition thereto of new covenants immediately following Section 10.8 which shall read as follows:

                           Section 10.9. Prepayment and Purchase of Notes.
                  Except as provided in Section 8.1 of this Agreement, from and after the Effective Date to and including the Transition Date, the Company will not make any optional prepayment of the Notes pursuant to Section 8.2 or otherwise prepay or purchase any Notes from any holder unless concurrently therewith, the Company shall prepay or purchase, as the case may be, a pro rata principal amount of the 2003 Notes.

                           Section 10.10. Capital Expenditures. The Company will
                  not make any Capital Expenditures, in the aggregate for the period beginning January 1, 2004 to and including the Transition Date which, net of proceeds realized by the Company from the routine sale of fixed assets in the ordinary course of business during such period, exceed $40,000,000; provided, that such sales of fixed assets comply with the requirements of Section 10.7(b) hereof and the proceeds therefrom are applied in the manner described in Section 10.7(b)(iii)(y)(A).

                           Section 10.11. Acquisitions. Prior to the Transition
                  Date, the Company will not, and will not permit any Subsidiary to, make any acquisition of stock or other equity interest in any Person or all or substantially all of the assets of any Person except for consideration which consists solely of common stock of the Company and so long as at the time of such acquisition and after giving effect thereto no Default or Event of Default exists."

         Section 1.7. Amendment to Section 11(f) (Events of Default). Clause
(ii) of Section 11(f) of the Note Agreements shall be and is hereby amended in its entirety to read as follows:

                  "(ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment; provided that from and after the Effective Date to and including the Transition Date, any Event of Default arising under this Section 11(f)(ii) shall continue regardless of any waiver or cure of the default under the mortgage, indenture or other agreement which gave rise to such Event of Default hereunder, or"

         Section 1.8. Amendment to Schedule B (Definitions - Addition of New Definitions). Schedule B of the Note Agreements is hereby amended by the addition thereto of the following new definitions which shall appear in alphabetical order therein and which shall read as follows:

                  "Applicable Rate" has the meaning set forth in Section 1.1 of the Fourth Amendment.

                  "Capital Expenditure" means an expenditure for an asset that must be depreciated or amortized under GAAP, for goodwill, or for any asset that under GAAP must be treated as a capital asset, including payments under Capital Leases. An expenditure for purposes of this definition includes any deferred or seller financed portion of the purchase price of an asset and the original capitalized amount of a Capital Lease. Capital Expenditures shall exclude expenditures by the Company and its Subsidiaries for equipment related to its tunnel business which is acquired by the Company or any Subsidiary in connection with the performance of any construction contract which provides for the total recovery of the purchase price of such equipment from the customer over the life of the contract.

                  "Effective Date" has the meaning set forth in Section 3.1 of the Fourth Amendment.

                  "Fourth Amendment" means the Fourth Amendment to this Agreement dated as of March 12, 2004 among the Company and the holders of the Notes.

                  "Transition Date" means March 31, 2005; provided that if any Default or Event of Default exists under this Agreement on March 31, 2005, then the Transition Date shall not occur until such time as such Default or Event of Default shall have been waived by the requisite percentage of the holders of the Notes.

                  "2003 Notes" means the Senior Notes due April 24, 2013 of the Company.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Section 2.1. To induce the Noteholders to execute and deliver this Fourth Amendment, the Company represents and warrants (which representations shall survive the execution and delivery of this Fourth Amendment) to the Noteholders that:

                  (a) this Fourth Amendment has been duly authorized, executed and delivered by it and this Fourth Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                  (b) the Note Agreements and the Notes, as amended by this Fourth Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                  (c) the execution, delivery and performance by the Company of this Fourth Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause
         (iii)(A)(3) of this Section 2.1(c), other than any violation, breach or default which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect;

                  (d) as of the date hereof and after giving effect to this Fourth Amendment, no Default or Event of Default has occurred which is continuing;

                  (e) the unaudited financial statements of the Company for the fiscal year ended December 31, 2003 furnished to you do not, nor does any written statement furnished by the Company to you in connection with the execution and delivery of this Fourth Agreement, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company which the Company has not disclosed to you in writing which could reasonably be expected to have a Material Adverse Effect; and

                  (f) The Company has not paid any consideration to any holder of indebtedness of the Company in connection with the transactions contemplated by this Fourth Amendment, except for the legal fees of counsel to the holders of such indebtedness and consideration paid to the holders of the Senior Notes due April 24, 2013 which is identical to the consideration to be paid to the holders of the Notes.

SECTION 3. CONDITIONS TO EFFECTIVENESS OF THIS FOURTH AMENDMENT.

         Section 3.1. This Fourth Amendment shall become effective when each of the following conditions has been satisfied:

                  (a) executed counterparts of this Fourth Amendment, duly executed by the Company and the holders of at least 66-2/3% of the outstanding principal of the Notes, shall have been delivered to the Noteholders;

                  (b) executed copies of a consent to this Agreement shall have been duly executed by the Subsidiaries which are parties to the Subsidiary Guaranties;

                  (c) the representations and warranties of the Company set forth in Section 2 hereof shall be true and correct on and with respect to the date hereof and a certificate of a Responsible Officer certifying the same shall have been delivered to the Noteholders;

                  (d) the First Amendment dated as of March 12, 2004 to the 2003 Note Purchase Agreements shall have been duly executed and delivered by the requisite percentage of the noteholders thereunder required to approve such amendment and such agreement shall be in form and substance satisfactory to each Noteholder;

                  (e) the Company shall have paid a fee to each Noteholder in an amount equal to .25% of the outstanding principal amount of the Notes held by such Noteholder;

                  (f) Thompson Coburn LLP, counsel for the Company, shall have delivered a legal opinion, dated as of the effective date of this Fourth Amendment, in form and substance reasonably satisfactory to the Noteholders and their special counsel to the effect that this Fourth Amendment constitutes the legal, valid and binding obligation of the Company;

                  (g) the Company shall have delivered a copy of the amended and restated Bank Credit Agreement which provides for a revolving credit facility and the issuance of letters of credit for the benefit of the Company and its Subsidiaries; and

                  (h) the Company shall have paid the fees, costs, expenses and disbursements of Chapman and Cutler LLP, special counsel to the Noteholders, incurred in connection with the consummation of the transactions contemplated by this Fourth Amendment.

Upon receipt of all of the foregoing, this Fourth Amendment shall become effective. Delivery of this Fourth Amendment to the Company, duly executed by the holders of at least 66-2/3% of the outstanding principal amount of the Notes, shall acknowledge satisfaction of the foregoing conditions. The date upon which this Fourth Amendment becomes effective is herein referred to as the "Effective Date." The Company shall give written notice to the Noteholders of the Effective Date, confirming the date upon which the increased interest rate referred to in Section 1.1 hereof shall begin to accrue.

SECTION 4. MISCELLANEOUS.

         Section 4.1. Automatically, and without any further action on the part of the Company or any holder of a Note, on the Effective Date, the Notes shall be deemed to be amended to reflect the change in interest rate set forth in
Section 1.1 of this Fourth Amendment; provided, however, that if any holder of a Note elects to surrender its Note (an "Existing Note") to the Company for cancellation and the issuance of a new note reflecting such change in interest rate (a "New Note"), the Company shall issue a New Note to such holder within 5 business days of receipt of the Existing Note surrendered therefor, such New Note to be dated the date to which interest has been paid on the Existing Note surrendered therefor and such New Note shall be payable on the same dates as set forth in the Existing Note surrendered therefor.

         Section 4.2. The Company acknowledges and agrees that by agreeing to the amendments of the Note Agreements set forth herein, the Noteholders shall not be deemed to have waived any rights as on account of any Default or Event of Default which may at any time hereafter exist under the Note Agreements, which rights are hereby expressly reserved by the holders of the Notes.

         Section 4.3. This Fourth Amendment shall be construed in connection with and as part of the Note Agreements, and except as modified and expressly amended by this Fourth Amendment, all terms, conditions and covenants contained in the Note Agreements and the Notes are hereby ratified and shall be and remain in full force and effect.

         Section 4.4. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Fourth Amendment may refer to the Note Agreements without making specific reference to this Fourth Amendment but nevertheless all such references shall include this Fourth Amendment unless the context otherwise requires.

         Section 4.5. The descriptive headings of the various Sections or parts of this Fourth Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         Section 4.6. This Fourth Amendment shall be governed by and construed in accordance with Illinois law.

         Section 4.7. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Fourth Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

                                          INSITUFORM TECHNOLOGIES, INC.

                                          By /s/ CHRISTIAN G. FARMAN
                                             -----------------------------------
                                             Its Vice President, Chief Financial
                                                 -------------------------------
                                                 Officer and Assistant Secretary
                                                 -------------------------------

Accepted and agreed to as of the date first written above:

                                          THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                             COMPANY

                                          By /s/ DAVID A. BARRAS
                                             -----------------------------------
                                                 David A. Barras
                                             Its Authorized Representative


                                          RELIASTAR LIFE INSURANCE COMPANY,
                                             successor by merger to Northern
                                             Life Insurance Company

                                          RELIASTAR LIFE INSURANCE COMPANY,
                                             successor by merger to ReliaStar
                                             United Services Life Insurance
                                             Company

                                          RELIASTAR LIFE INSURANCE COMPANY OF
                                             NEW YORK

                                          RELIASTAR LIFE INSURANCE COMPANY

                                          By: ING Investment Management LLC, as
                                              Agent

                                              By /s/ JAMES V. WITTICH
                                                 -------------------------------
                                                     James V. Wittich
                                                 Its SVP

                                          ACE PROPERTY & CASUALTY INSURANCE
                                             COMPANY

                                          By: Columbia Management Advisors,
                                              Inc., as agent

                                              By /s/ RICHARD A. HEGWOOD
                                                 -------------------------------
                                                     Richard A. Hegwood
                                                 Its Senior Vice President


                                          THE SECURITY FINANCIAL LIFE INSURANCE
                                             CO.

                                              By /s/ KEVIN W. HAMMOND
                                                 -------------------------------
                                                     Kevin W. Hammond
                                                 Its Vice President
                                                     Chief Investment Officer


                                          PRINCIPAL LIFE INSURANCE COMPANY

                                          By: Principal Global Investors, LLC,
                                              a Delaware limited liability
                                              company, its Authorized Signatory

                                              By /s/
                                                 -------------------------------
                                                 Its Counsel

                                              By /s/
                                                 -------------------------------
                                                 Its Counsel


                                          JEFFERSON-PILOT LIFE INSURANCE COMPANY

                                          By /s/ JAMES E. MCDONALD, JR.
                                             -----------------------------------
                                                  James E. McDonald, Jr.
                                             Its:

                                          JEFFERSON PILOT FINANCIAL INSURANCE
                                          COMPANY
                                             (successor by merger to Alexander
                                             Hamilton Life Insurance Company of
                                             America)

                                          By /s/ JAMES E. MCDONALD, JR.
                                             -----------------------------------
                                                  James E. McDonald, Jr.
                                             Its:


                                          ALLSTATE LIFE INSURANCE COMPANY

                                          By /s/ JERRY D. ZINKULA
                                             -----------------------------------

                                          By /s/ ROBERT B. BODETT
                                             -----------------------------------
                                             Authorized Signatories


                                          CONNECTICUT GENERAL LIFE INSURANCE
                                             COMPANY


                                          By: CIGNA Investments, Inc.

                                              By /s/ DEBRA J. HEIGHT
                                                 -------------------------------
                                                     Debra J. Height
                                                 Its Managing Director


                                          LIFE INSURANCE COMPANY OF NORTH
                                             AMERICA

                                          By: CIGNA Investments, Inc.

                                              By /s/ DEBRA J. HEIGHT
                                                 -------------------------------
                                                     Debra J. Height
                                                 Its Managing Director


                                          CONNECTICUT GENERAL LIFE INSURANCE
                                             COMPANY, on behalf of one or more
                                             separate accounts

                                          By: CIGNA Investments, Inc.

                                              By /s/ DEBRA J. HEIGHT
                                                 -------------------------------
                                                     Debra J. Height
                                                 Its Managing Director

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT.

                          INSITUFORM TECHNOLOGIES, INC.

               7.88% SENIOR NOTE, SERIES A, DUE FEBRUARY 14, 2007

No. [________________]                                                    [Date]
$[__________________]                                           PPN 457 667 A* 4

         FOR VALUE RECEIVED, the undersigned, INSITUFORM TECHNOLOGIES, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________________], or registered assigns, the principal sum of [_____________________] DOLLARS on February 14, 2007, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the Applicable Rate (as defined in the Note Purchase Agreements referred to below) from the date hereof, payable semiannually, on the fourteenth day of February and August in each year, commencing with August 14, 1997 until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Applicable Rate or (ii) 2% over the rate of interest publicly announced by JP Morgan Chase Bank from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of Senior Notes, Series A (herein called the "Notes"), issued pursuant to separate Note Purchase Agreements, each dated as of February 14, 1997 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (1) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (2) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

                                    Exhibit 1
                              (to Fourth Amendment)

         As more fully provided in SECTION 2.2 of the Note Purchase Agreements, the Company may issue and sell additional series of unsecured promissory notes ranking pari passu with the Notes and, in connection therewith, may incorporate by reference provisions of the Note Purchase Agreements or use the form of the Note Purchase Agreements as the basis for the issuance of such additional notes. Such incorporation by reference or use of the form of the Note Purchase Agreements shall not dilute or otherwise affect the relative priority or other rights of the holders of the Notes or in any way affect the percentages of the Notes required to take action under the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS AND PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE WHICH WOULD REQUIRE APPLICATION OF THE LAWS OF THE JURISDICTION OTHER THAN SUCH STATE.

                                          INSITUFORM TECHNOLOGIES, INC.

                                          By
                                            Name:_______________________________
                                            Title:______________________________

                                      -2-